Exhibit 23



               CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Textron Inc. of our report dated February 2, 1995, included in the 1994 Annual Report to Shareholders of Textron Inc.

Our audits also included the financial statement schedules
of  Textron  Inc.  listed  in the  accompanying  Index  to
Financial  Statements  and Financial Statement  Schedules.
These  schedules are the responsibility of  the  Company's
management.  Our responsibility is to express  an  opinion
based  on  our  audits.   In our  opinion,  the  financial
statement schedules referred to above, when considered  in
relation  to  the basic financial statements  taken  as  a
whole,  present  fairly  in  all  material  respects   the
information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-46501, Form S-8
No.  2-78073, Form S-8 No. 2-95413, Form S-8 No. 33-00668,
Form S-8 No. 33-19402, Form S-8 No. 33-37139, Form S-8 No.
33-38094 and Form S-8 No. 33-57025) of Textron Inc. and in the related Prospectuses and Prospectus Supplements of our report dated February 2, 1995, with respect to the consolidated financial statements and schedules of Textron
Inc.  included or incorporated by reference in this Annual
Report (Form 10-K) for the year ended December 31, 1994.


                                 /s/Ernst & Young LLP

New York, New York
March 24, 1995